EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR 2020 RESULTS

ANNOUNCES 2021 GUIDANCE

HOUSTON—(PRNEWSWIRE)—February 23, 2021 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced fourth-quarter and full-year 2020 financial and operating results. Net income (loss) available to limited partners for the fourth quarter of 2020 totaled $258.2 million, or $0.62 per common unit (diluted), with fourth-quarter 2020 Adjusted EBITDA(1) totaling $484.0 million, fourth-quarter 2020 Cash flows from operating activities totaling $505.5 million, and fourth-quarter 2020 Free cash flow(1) totaling $464.7 million. Net income (loss) available to limited partners for 2020 totaled $515.9 million, or $1.18 per common unit (diluted), with full-year 2020 Adjusted EBITDA(1) totaling $2.0 billion, full-year 2020 Cash flows from operating activities totaling $1.6 billion, and full-year 2020 Free cash flow(1) totaling $1.2 billion.
RECENT HIGHLIGHTS
•Strengthened operational performance by maintaining system availability above 99-percent for full-year 2020
•Repurchased 2,368,711 common units for aggregate consideration of $32.5 million during the fourth quarter as part of the recently announced buyback program of up to $250 million of the Partnership’s common units through December 31, 2021
•Executed open-market repurchases for $24.5 million of Senior Note due 2023 during the fourth quarter for an aggregate repurchase price of $23.5 million; full-year 2020 repurchases totaled $218.0 million of Senior Notes due 2021, 2022, and 2023 for an aggregate repurchase price of $203.9 million
•Completed the sale of WES’s 14.81-percent equity interest in Fort Union Gas Gathering, LLC, with an option agreement to sell WES’s Bison treating facility for upfront consideration of $27.0 million
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(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.

In February 2021, WES paid its fourth-quarter 2020 per-unit distribution of $0.3110, which was unchanged from WES’s third-quarter 2020 per-unit distribution. Fourth-quarter and full-year 2020 Free cash flow after distributions totaled $332.4 million and $531.3 million, respectively.
“Despite the unprecedented challenges brought on by the global pandemic and reduced producer activity, Western Midstream significantly outperformed all expectations in 2020 in our first full year as a stand-alone midstream operator,” said President, Chief Executive Officer, and Chief Financial Officer, Michael Ure. “This year, we undertook the significant effort of transferring an employee base, separating our systems and processes into a standalone structure, and creating an entrepreneurial culture unique to WES. The organization’s ability to achieve operational efficiencies and sustainable cost savings of approximately $175 million while keenly focusing on our customers enabled us to exceed the high end of our pre-COVID full-year Adjusted EBITDA range of $1.975 billion, while reducing capital expenditures to $322 million, which was nearly 50 percent of our originally issued full-year guidance range.”
Mr. Ure continued, “I’m incredibly proud of our employees’ ability to deliver this level of outperformance despite organizational changes, the ongoing COVID-19 pandemic, and the challenged commodity environment. These results demonstrate the resiliency of our people, quality of our industry-leading assets, and strength and durability of our contract portfolio.”
As a result of depressed upstream investment in 2020, our fourth-quarter 2020 volumes declined as expected. Fourth-quarter 2020 total natural-gas throughput(1) averaged 4.0 Bcf/d, representing a 7-percent sequential-quarter decrease and an 8-percent decrease from fourth-quarter 2019. Fourth-quarter 2020 total throughput for crude-oil and NGLs assets(1) averaged 619 MBbls/d, representing a 10-percent sequential-quarter decrease and a 21-percent decrease from fourth-quarter 2019. Fourth-quarter 2020 total throughput for produced-water assets(1) averaged 657 MBbls/d, representing a 2-percent sequential-quarter decrease and a 10-percent increase from fourth-quarter 2019.
Full-year 2020 total natural-gas throughput(1) averaged 4.3 Bcf/d, representing a 1-percent increase from full-year 2019. Full-year 2020 total throughput for crude-oil and NGLs assets(1) averaged 698 MBbls/d, representing a 7-percent increase from full-year 2019. Full-year 2020 total throughput for produced-water assets(1) averaged 698 MBbls/d, representing a 28-percent increase from full-year 2019.
______________________________________________________________________________________________
(1)Represents total throughput attributable to WES, which excludes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

Fourth-quarter and full-year 2020 capital expenditures(1) totaled $58.0 million and $322.1 million, respectively, with full-year capital meaningfully below the low-end of our previously updated 2020 guidance range of $400 million to $450 million.
2021 GUIDANCE
While we are still evaluating the full financial impact of the recent winter storm, our 2021 guidance is unchanged:
•Adjusted EBITDA(2) between $1.825 billion and $1.925 billion
•Total capital expenditures(1) between $275 million and $375 million
•Debt to Trailing Twelve Month (“TTM”) Adjusted EBITDA at or below 4.0 times at year-end 2021
•Full-year 2021 distributions of at least $1.24 per unit(3)
“The organizational and operational changes made during 2020 have become a part of who we are as a company and will continue to generate value for our stakeholders for the foreseeable future,” said Michael Ure. “By successfully creating a stand-alone midstream enterprise, we have generated significant momentum leading into 2021 and will continue to focus and refine our approach around realizing further sustainable cost efficiencies, safely delivering superior customer service, and returning value to stakeholders.”
Ure continued, “During 2020, we returned over $1.2 billion to stakeholders through debt repurchases, cash distributions, unit buybacks, and units acquired through the Anadarko note exchange. We remain steadfast in our commitment to responsibly manage our balance sheet by maintaining leverage at or below 4.0 times at year-end 2021 and repaying our 2021 maturities using free cash flow, and based upon today’s assessment, we intend to be at or below 3.5 times at year-end 2022. Furthermore, we intend to continue executing our $250 million common unit repurchase program, as market opportunities present themselves. By continuously evaluating and improving our operations, we will ensure our ability to meet these financial goals and further solidify our reputation as a premier midstream operator.”
______________________________________________________________________________________________
(1)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(2)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss) is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time.
(3)The Board of Directors will continue to evaluate the distribution on a quarterly basis.

CONFERENCE CALL TOMORROW AT 1:00 P.M. CST
WES will host a conference call on Wednesday, February 24, 2021, at 1:00 p.m. Central Standard Time (2:00 p.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2020 results. To participate, individuals should dial 877-883-0383 (Domestic) or 412-902-6506 (International) 15 minutes before the scheduled conference call time and enter participant access code 7882576. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website following the call.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, Wyoming, and Pennsylvania, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.

For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations and any impact on such guidance and expectations that may result from disruptions caused by the recent cold-weather events; the ultimate impact of efforts to fight COVID-19 on the global economy and the timeline for a recovery in commodity demand and prices; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
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WESTERN MIDSTREAM CONTACTS

Kristen Shults
Vice President, Investor Relations and Communications
Kristen.Shults@WesternMidstream.com
832.636.6000

Abby Dempsey
Investor Relations Supervisor
Abby.Dempsey@WesternMidstream.com
832.636.6000

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines “Free cash flow” as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) other income, (vi) income tax benefit, and (vii) the noncontrolling interests owners’ proportionate share of revenues and expenses.
WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interests owners’ proportionate share of revenues and cost of product.
Below are reconciliations of (i) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) operating income (loss) (GAAP) to Adjusted gross margin (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Free cash flow, Adjusted EBITDA, and Adjusted gross margin are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Free cash flow, Adjusted EBITDA, and Adjusted gross margin as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Free cash flow, Adjusted EBITDA, and Adjusted gross margin should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
thousands	2020	2019	2020	2019
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$505,525	$297,415	$1,637,418	$1,324,100
Less:
Capital expenditures	50,829	241,563	423,091	1,188,829
Contributions to equity investments – related parties	371	20,275	19,388	128,393
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	10,410	9,053	32,160	30,256
Free cash flow	$464,735	$44,630	$1,227,099	$37,134
Cash flow information
Net cash provided by operating activities			$1,637,418	$1,324,100
Net cash used in investing activities			(448,254)	(3,387,853)
Net cash provided by (used in) financing activities			(844,204)	2,071,573

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
thousands	2020	2019	2020	2019
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$270,776	$295,440	$516,852	$807,700
Add:
Distributions from equity investments	69,231	61,288	278,797	264,828
Non-cash equity-based compensation expense	5,935	4,114	22,462	14,392
Interest expense	101,247	79,414	380,058	303,286
Income tax expense	2,206	793	10,278	13,472
Depreciation and amortization	106,398	120,278	491,086	483,255
Impairments (1)	3,314	1,985	644,906	6,279
Other expense	—	—	1,953	161,813
Less:
Gain (loss) on divestiture and other, net	12,285	(3)	8,634	(1,406)
Gain (loss) on early extinguishment of debt	862	—	11,234	—
Equity income, net – related parties	49,962	62,035	226,750	237,518
Interest income – Anadarko note receivable	—	4,225	11,736	16,900
Other income	412	37,792	2,785	37,792
Income tax benefit	—	—	4,280	—
Adjusted EBITDA attributable to noncontrolling interests (2)	11,606	11,636	50,607	45,131
Adjusted EBITDA	$483,980	$447,627	$2,030,366	$1,719,090
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$505,525	$297,415	$1,637,418	$1,324,100
Interest (income) expense, net	101,247	75,189	368,322	286,386
Uncontributed cash-based compensation awards	—	(1,891)	—	(1,102)
Accretion and amortization of long-term obligations, net	(2,172)	(1,942)	(8,654)	(8,441)
Current income tax expense (benefit)	1,303	(215)	2,702	5,863
Other (income) expense, net (3)	(413)	(152)	(1,025)	(1,549)
Cash paid to settle interest-rate swaps	6,440	107,685	25,621	107,685
Distributions from equity investments in excess of cumulative earnings – related parties	10,410	9,053	32,160	30,256
Changes in assets and liabilities:
Accounts receivable, net	1,350	35,283	193,688	45,033
Accounts and imbalance payables and accrued liabilities, net	(106,623)	(38,524)	(144,437)	30,866
Other items, net	(21,481)	(22,638)	(24,822)	(54,876)
Adjusted EBITDA attributable to noncontrolling interests (2)	(11,606)	(11,636)	(50,607)	(45,131)
Adjusted EBITDA	$483,980	$447,627	$2,030,366	$1,719,090
Cash flow information
Net cash provided by operating activities			$1,637,418	$1,324,100
Net cash used in investing activities			(448,254)	(3,387,853)
Net cash provided by (used in) financing activities			(844,204)	2,071,573
(1)Includes goodwill impairment for the year ended December 31, 2020.
(2)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.
(3)Excludes non-cash losses on interest-rate swaps of $25.6 million, paid in 2020, for the three months and year ended December 31, 2019.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
thousands	2020	2019	2020	2019
Reconciliation of Operating income (loss) to Adjusted gross margin
Operating income (loss)	$372,954	$333,630	$878,913	$1,231,343
Add:
Distributions from equity investments	69,231	61,288	278,797	264,828
Operation and maintenance	144,204	173,387	580,874	641,219
General and administrative	37,303	30,951	155,769	114,591
Property and other taxes	11,077	15,504	68,340	61,352
Depreciation and amortization	106,398	120,278	491,086	483,255
Impairments (1)	3,314	1,985	644,906	6,279
Less:
Gain (loss) on divestiture and other, net	12,285	(3)	8,634	(1,406)
Equity income, net – related parties	49,962	62,035	226,750	237,518
Reimbursed electricity-related charges recorded as revenues	18,161	13,882	79,261	74,629
Adjusted gross margin attributable to noncontrolling interests (2)	15,669	16,846	65,835	64,049
Adjusted gross margin	$648,404	$644,263	$2,718,205	$2,428,077
Adjusted gross margin for natural-gas assets	$436,294	$429,739	$1,820,926	$1,656,041
Adjusted gross margin for crude-oil and NGLs assets	152,909	161,196	647,390	578,100
Adjusted gross margin for produced-water assets	59,201	53,328	249,889	193,936
(1)Includes goodwill impairment for the year ended December 31, 2020.
(2)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2020	2019	2020	2019
Revenues and other
Service revenues – fee based	$603,777	$626,708	$2,584,323	$2,388,191
Service revenues – product based	13,132	24,597	48,369	70,127
Product sales	30,068	71,538	138,559	286,388
Other	503	367	1,341	1,468
Total revenues and other	647,480	723,210	2,772,592	2,746,174
Equity income, net – related parties	49,962	62,035	226,750	237,518
Operating expenses
Cost of product	34,477	109,507	188,088	444,247
Operation and maintenance	144,204	173,387	580,874	641,219
General and administrative	37,303	30,951	155,769	114,591
Property and other taxes	11,077	15,504	68,340	61,352
Depreciation and amortization	106,398	120,278	491,086	483,255
Long-lived asset and other impairments	3,314	1,985	203,889	6,279
Goodwill impairment	—	—	441,017	—
Total operating expenses	336,773	451,612	2,129,063	1,750,943
Gain (loss) on divestiture and other, net	12,285	(3)	8,634	(1,406)
Operating income (loss)	372,954	333,630	878,913	1,231,343
Interest income – Anadarko note receivable	—	4,225	11,736	16,900
Interest expense	(101,247)	(79,414)	(380,058)	(303,286)
Gain (loss) on early extinguishment of debt	862	—	11,234	—
Other income (expense), net (1)	413	37,792	1,025	(123,785)
Income (loss) before income taxes	272,982	296,233	522,850	821,172
Income tax expense (benefit)	2,206	793	5,998	13,472
Net income (loss)	270,776	295,440	516,852	807,700
Net income (loss) attributable to noncontrolling interests	6,885	7,670	(10,160)	110,459
Net income (loss) attributable to Western Midstream Partners, LP	$263,891	$287,770	$527,012	$697,241
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$263,891	$287,770	$527,012	$697,241
Pre-acquisition net (income) loss allocated to Anadarko	—	—	—	(29,279)
General partner interest in net (income) loss	(5,642)	(5,637)	(11,104)	(5,637)
Limited partners’ interest in net income (loss)	$258,249	$282,133	$515,908	$662,325
Net income (loss) per common unit – basic and diluted	$0.62	$0.62	$1.18	$1.59
Weighted-average common units outstanding – basic and diluted	415,597	452,934	435,554	415,794
(1)Includes losses associated with the interest-rate swap agreements for the year ended December 31, 2019.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	December 31, 2020	December 31, 2019
Total current assets	$943,064	$402,412
Anadarko note receivable	—	260,000
Net property, plant, and equipment	8,709,945	9,064,931
Other assets	2,177,018	2,619,110
Total assets	$11,830,027	$12,346,453
Total current liabilities	$960,935	$485,954
Long-term debt	7,415,832	7,951,565
Asset retirement obligations	260,283	336,396
Other liabilities	297,765	227,245
Total liabilities	8,934,815	9,001,160
Equity and partners’ capital
Common units (413,839,863 and 443,971,409 units issued and outstanding at December 31, 2020 and 2019, respectively)	2,778,339	3,209,947
General partner units (9,060,641 units issued and outstanding at December 31, 2020 and 2019)	(17,208)	(14,224)
Noncontrolling interests	134,081	149,570
Total liabilities, equity, and partners’ capital	$11,830,027	$12,346,453

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2020	2019
Cash flows from operating activities
Net income (loss)	$516,852	$807,700
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	491,086	483,255
Long-lived asset and other impairments	203,889	6,279
Goodwill impairment	441,017	—
(Gain) loss on divestiture and other, net	(8,634)	1,406
(Gain) loss on early extinguishment of debt	(11,234)	—
(Gain) loss on interest-rate swaps	—	125,334
Cash paid to settle interest-rate swaps	(25,621)	(107,685)
Change in other items, net	30,063	7,811
Net cash provided by operating activities	$1,637,418	$1,324,100
Cash flows from investing activities
Capital expenditures	$(423,091)	$(1,188,829)
Acquisitions from related parties	—	(2,007,926)
Acquisitions from third parties	(511)	(93,303)
Contributions to equity investments - related parties	(19,388)	(128,393)
Distributions from equity investments in excess of cumulative earnings – related parties	32,160	30,256
Proceeds from the sale of assets to third parties	20,333	342
Additions to materials and supplies inventory and other	(57,757)	—
Net cash used in investing activities	$(448,254)	$(3,387,853)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$3,681,173	$4,169,695
Repayments of debt	(3,803,888)	(1,467,595)
Increase (decrease) in outstanding checks	20,699	1,571
Registration expenses related to the issuance of Partnership common units	—	(855)
Distributions to Partnership unitholders	(695,834)	(969,073)
Distributions to Chipeta noncontrolling interest owner	(8,644)	(9,663)
Distributions to noncontrolling interest owners of WES Operating	(15,434)	(118,225)
Net contributions from (distributions to) related parties	24,466	458,819
Above-market component of swap agreements with Anadarko	—	7,407
Finance lease payments	(14,207)	(508)
Unit repurchases	(32,535)	—
Net cash provided by (used in) financing activities	$(844,204)	$2,071,573
Net increase (decrease) in cash and cash equivalents	$344,960	$7,820
Cash and cash equivalents at beginning of period	99,962	92,142
Cash and cash equivalents at end of period	$444,922	$99,962

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	521	534	543	528
Processing	3,170	3,532	3,445	3,497
Equity investments (1)	429	423	445	398
Total throughput	4,120	4,489	4,433	4,423
Throughput attributable to noncontrolling interests (2)	149	174	159	175
Total throughput attributable to WES for natural-gas assets	3,971	4,315	4,274	4,248
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	292	347	331	320
Equity investments (3)	339	449	381	343
Total throughput	631	796	712	663
Throughput attributable to noncontrolling interests (2)	12	16	14	13
Total throughput attributable to WES for crude-oil and NGLs assets	619	780	698	650
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	670	610	712	556
Throughput attributable to noncontrolling interests (2)	13	12	14	11
Total throughput attributable to WES for produced-water assets	657	598	698	545
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.19	$1.08	$1.16	$1.07
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (5)	2.69	2.27	2.54	2.44
Per-Bbl Adjusted gross margin for produced-water assets (6)	0.98	0.97	0.98	0.97
(1)Represents the 14.81% share of average Fort Union throughput (until divested in October 2020), 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.
(2)For all periods presented, includes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.
(5)Average for period. Calculated as Adjusted gross margin for crude-oil and NGLs assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil and NGLs assets.
(6)Average for period. Calculated as Adjusted gross margin for produced-water assets, divided by total throughput (MBbls/d) attributable to WES for produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended December 31,
	2020	2019	2020	2019	2020	2019
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,196	1,274	178	168	670	610
DJ Basin	1,197	1,295	78	129	—	—
Equity investments	429	423	339	449	—	—
Other	1,298	1,497	36	50	—	—
Total throughput	4,120	4,489	631	796	670	610

	Year Ended December 31,
	2020	2019	2020	2019	2020	2019
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,297	1,226	189	150	712	556
DJ Basin	1,305	1,236	101	118	—	—
Equity investments	445	398	381	343	—	—
Other	1,386	1,563	41	52	—	—
Total throughput	4,433	4,423	712	663	712	556